Exhibit 2.2

                                   ASSIGNMENT


FOR VALUE RECEIVED, FutureComm, Inc. hereby sells, assigns, sets over and transfers to Inter-Con/PC, Inc. all of its right, title and interest in:

For assignment, the below parties will receive 50,000 shares each and 50,000 warrants @ $3.50 each. This transaction will be part of the 5 to 1 forward split of Inter-Con/PC, Inc. shares.

Telephone line switch and use of the name FutureComm, Inc.
Telephone licenses,
NSX code 612 468 and
CSU's
Paging Terminal



Dated:   June 1, 1999

                                 FutureComm, Inc.

                                 By:     /s/ Jerry Braegelmann
                                         ---------------------
                                           Jerry Braegelmann


                                 By:    /s/ Joseph Novogratz
                                        --------------------
                                            Joseph Novogratz



                                 ACCEPTANCE OF ASSIGNMENT



                                     /s/ Michael P. Ferderer
                                 ---------------------------
                                 Michael P. Ferderer
                                 Chairman & CEO
                                 Inter-Con/PC, Inc.

                                 Dated:   June 1, 1999